Exhibit 99.1

Willbros Reports Fourth Quarter and Full Year 2015 Results

•	Total Liquidity at December 31, 2015 is $90.8 million

•	Term loan debt reduced from $270.0 million at December 31, 2014 to $95.4 million at December 31, 2015

•	Asset sales of $250.2 million completed in 2015

•	Company obtains covenant amendment from lender

•	Company to host conference call at 9:00 AM CT, March 10, 2016

HOUSTON, TX, MARCH 9, 2016 — Willbros Group, Inc. (NYSE: WG) today reported fourth quarter and full year of 2015 financial and operating results. Due to the sale of Professional Services in the fourth quarter of 2015, the operating results for the segment are now included in discontinued operations for all periods presented. The Company reported revenue of $217.7 million for the fourth quarter of 2015, down $4.5 million from the third quarter of 2015. The Oil & Gas and Canada segments recorded lower sequential revenue as they are faced with the current challenges in the energy market. The Utility T&D electrical segment reported an $8.4 million sequential revenue increase. Net income for the fourth quarter and full year of 2015 was $77.4 million, or $1.26 per diluted share, and $31.5 million, or $0.54 per diluted share, respectively. These results were significantly impacted by the gain recorded in the fourth quarter of 2015 related to the sale of the Professional Services segment and the Bemis subsidiary and other special items. Excluding these special items, adjusted net loss for the fourth quarter and full year of 2015 was $17.3 million, or $(0.28) per diluted share, and $61.4 million, or $(1.06) per diluted share. For a detailed listing of these special items, see the supplemental schedules attached.

Michael J. Fournier, President and CEO, commented, “Our 2015 results reflect the hard work the organization accomplished by right-sizing Willbros to align our business segments with our markets and strengthening our balance sheet through the sale of our Professional Services segment and certain other non-core business assets. The recent sale in Q1 2016 of a small downstream facility completes our asset divestiture program. With the reduced indirect and overhead costs, we are sized to generate positive results, however, there remains risk in the volatility of work acquisition due to the headwinds of the current market conditions in our Oil & Gas and Canada segments.”

Continuing Operations

Included in this press release are certain non-GAAP financial measures, including revenue, operating income (loss) and net income (loss) before special items. A related reconciliation of each of these non-GAAP measures is included in the accompanying schedules.

1 of 4 CONTACT: Stephen W. Breitigam VP Investor Relations Willbros 713-403-8172

The Company reported net income from continuing operations in the fourth quarter of 2015 of $19.2 million, or $0.31 per diluted share, on revenue of $217.7 million, compared to a net loss from continuing operations of $19.4 million, or $(0.32) per diluted share, on revenue of $222.2 million in the third quarter of 2015. The fourth quarter of 2015 net income from continuing operations of $19.2 million consists of a $13.7 million loss before income taxes plus an income tax benefit of $32.9 million. The income tax benefit is primarily due to the utilization of net operating loss carry forwards, which is reported as a benefit in continuing operations while the tax provision associated with the gain on the Professional Services segment sale is required to be reported in discontinued operations. The fourth quarter results include a gain of $12.8 million, or $0.21 per diluted share, on the sale of the Bemis subsidiary; other charges of approximately $8.3 million, or $0.14 per diluted share, associated with employee severance costs, equipment rationalization, facility lease abandonment and asset impairment costs; and other special items of $3.2 million, or $0.05 per diluted share. Excluding the items listed above and losses on businesses that we have now exited, adjusted net loss from continuing operations is $13.7 million, or $(0.22) per diluted share.

For the full year of 2015, the Company reported a net loss from continuing operations of $64.5 million, or $(1.12) per diluted share, on revenue of $909.0 million. Full year 2015 results include, in addition to the Bemis subsidiary sale gain; other charges of $18.5 million, or $0.32 per diluted share; non-cash debt extinguishment charges of $39.2 million, or $0.68 per diluted share; and additional interest expense associated with the termination of an interest rate hedging instrument of $1.2 million, or $0.02 per diluted share. Excluding these items and losses on businesses we have now exited, adjusted net loss from continuing operations for the full year of 2015 is $66.8 million, or $(1.16) per diluted share.

Discontinued Operations

The Company reported net income from discontinued operations of $58.2 million, or $0.95 per diluted share, in the fourth quarter of 2015. Included in the fourth quarter results is the after-tax gain of $61.8 million, or $1.01 per diluted share, on the sale of Professional Services. Full year 2015 net income from discontinued operations was $96.0 million, or $1.66, per diluted share. Excluding special items, adjusted net loss from discontinued operations for the fourth quarter of 2015 was $3.6 million, or $(0.06) per diluted share, and for the full year of 2015 adjusted net income from discontinued operations was $5.4 million, or $0.10 per diluted share.

Backlog

At December 31, 2015, Willbros reported total backlog of $826.8 million compared to $976.7 million at September 30, 2015. Twelve month backlog of $432.2 million at December 31, 2015 decreased $77.8 million from September 30, 2015. The decrease in twelve month backlog is primarily related to fewer additions in the Oil & Gas segment.

2 of 4 CONTACT: Stephen W. Breitigam VP Investor Relations Willbros 713-403-8172

Segment Operating Results

Utility T&D before special items

For the fourth quarter of 2015, the Utility T&D segment reported an operating loss of $1.5 million on revenue of $97.1 million compared to an operating loss of $5.2 million on revenue of $86.0 million in the third quarter of 2015. The fourth quarter 2015 results include $2.3 million of costs associated with the issuance of customer volume discounts, lease termination costs for equipment purchases and a loss on a transmission job.

Oil & Gas before special items

For the fourth quarter of 2015, the Oil & Gas segment generated revenue of $76.6 million and an operating loss of $5.7 million, a $3.2 million increase in operating loss from the third quarter of 2015 when this segment generated $73.2 million in revenue. The fourth quarter of 2015 results were negatively impacted due to contract margin losses of $3.7 million on three construction jobs. The segment reported an operating loss of $26.4 million for the full year of 2015 on revenue of $238.7 million, primarily due to reduced activity levels, lower project margins and under-utilization of equipment and facilities.

Canada before special items

For the fourth quarter of 2015, the Canada segment generated operating income of $0.2 million on revenue of $42.6 million, compared to operating income of $2.8 million on revenue of $52.3 million in the third quarter of 2015. The revenue reduction is attributable to the challenging market conditions and the depressed oil and gas commodity prices. For the full year, the segment generated operating income of $2.8 million on revenue of $232.5 million. This operating income decline in 2015 was due to lower volume of work and a weakened Canadian dollar.

Liquidity

On March 1, 2016, the Company amended its Term Loan to put in place less stringent financial covenants for 2016 and the first two quarters of 2017. Total liquidity (defined as cash and cash equivalents plus revolver availability) was $90.8 million at December 31, 2015 including $58.8 million of cash and cash equivalents. There were no revolver borrowings at December 31, 2015 and currently there are none. With an increase in business activity towards the latter part of the first quarter of 2016, cash is anticipated to decline by March 31, 2016.

Conference Call

In conjunction with this release, Willbros has scheduled a conference call, which will be broadcast live over the Internet, on Thursday, March 10, 2016 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time).

What:	Willbros Fourth Quarter and Full Year 2015 Earnings Conference Call

3 of 4 CONTACT: Stephen W. Breitigam VP Investor Relations Willbros 713-403-8172

When:	Thursday, March 10, 2016 - 10:00 a.m. Eastern Time (9:00 a.m. Central Time)

How:	Live via phone - By dialing 877-404-9648 or 412-902-0030 a few minutes prior to the start time and asking for the Willbros’ call. Or live over the Internet by logging on to the web address below.

Where:	http://www.willbros.com. The webcast can be accessed from the investor relations home page.

For those who cannot listen to the live call, a replay will be available through March 17, 2016 and may be accessed by calling 877-660-6853 or 201-612-7415 using pass code 13631008#. Also, an archive of the webcast will be available shortly after the call on www.willbros.com.

Willbros is a specialty energy infrastructure contractor serving the oil and gas and power industries with offerings that primarily include construction, maintenance and facilities development services. For more information on Willbros, please visit our web site at www.willbros.com.

This announcement contains forward-looking statements. All statements, other than statements of historical facts, which address activities, events or developments the Company expects or anticipates will or may occur in the future, are forward-looking statements. A number of risks and uncertainties could cause actual results to differ materially from these statements, including unanticipated accounting or other issues regarding any material weaknesses in internal control over financial reporting; inability of the Company or its independent auditor to confirm relevant information or data; unanticipated issues that prevent or delay the Company’s independent auditor from completing its review of financial statements or that require additional efforts, procedures or review; the untimely filing of financial statements; pending and potential investigations and lawsuits; the identification of one or more issues that require restatement of one or more other prior period financial statements; ability to remain in compliance with, or obtain additional waivers or amendments under, the Company’s existing loan agreements; the existence of other material weaknesses in internal control over financial reporting; contract and billing disputes; availability of quality management; availability and terms of capital; changes in, or the failure to comply with, government regulations; the promulgation, application, and interpretation of environmental laws and regulations; future E&P capital expenditures; oil, gas, gas liquids, and power prices and demand; the amount and location of planned pipelines; development trends of the oil, gas, and power industries; as well as other risk factors described from time to time in the Company’s documents and reports filed with the SEC. The Company assumes no obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

SCHEDULES TO FOLLOW

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4 of 4 CONTACT: Stephen W. Breitigam VP Investor Relations Willbros 713-403-8172

WILLBROS GROUP, INC.

(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Income Statement
Contract revenue
Oil & Gas	$77,863	$160,822	$297,110	$826,088
Utility T&D	97,282	92,761	379,629	363,779
Canada	42,586	91,456	232,534	404,589
Eliminations	(71)	(86)	(279)	(86)

	217,660	344,953	908,994	1,594,370
Operating expenses
Oil & Gas	90,758	172,744	345,060	880,532
Utility T&D	101,830	93,986	389,650	357,183
Canada	43,377	89,717	231,637	372,662
Unallocated Corporate Costs	—	4,029	7,850	12,526
Gain on sale of subsidiary	(12,826)	—	(12,826)	—
Eliminations	(71)	(86)	(279)	(86)

	223,068	360,390	961,092	1,622,817
Operating income (loss)
Oil & Gas	(12,895)	(11,922)	(47,950)	(54,444)
Utility T&D	(4,548)	(1,225)	(10,021)	6,596
Canada	(791)	1,739	897	31,927
Unallocated Corporate Costs	—	(4,029)	(7,850)	(12,526)
Gain on sale of subsidiary	12,826	—	12,826	—

Operating loss	(5,408)	(15,437)	(52,098)	(28,447)
Non-operating expenses
Interest expense, net	(6,264)	(7,694)	(27,203)	(30,359)
Debt covenant suspension and extinguishment charges	(2,066)	(14,228)	(39,178)	(15,176)
Other, net	80	77	(101)	(397)

	(8,250)	(21,845)	(66,482)	(45,932)

Loss from continuing operations before income taxes	(13,658)	(37,282)	(118,580)	(74,379)
Provision (benefit) for income taxes	(32,867)	5,157	(54,031)	229

Income (loss) from continuing operations	19,209	(42,439)	(64,549)	(74,608)
Income (loss) from discontinued operations, net of provision for income taxes	58,183	6,472	96,032	(5,219)

Net income (loss)	$77,392	$(35,967)	$31,483	$(79,827)

Basic income (loss) per share attributable to Company shareholders:
Continuing operations	$0.32	$(0.86)	$(1.12)	$(1.51)
Discontinued operations	0.96	0.14	1.66	(0.11)

	$1.28	$(0.72)	$0.54	$(1.62)

Diluted income (loss) per share attributable to Company shareholders:
Continuing operations	$0.31	$(0.86)	$(1.12)	$(1.51)
Discontinued operations	0.95	0.14	1.66	(0.11)

	$1.26	$(0.72)	$0.54	$(1.62)

Cash Flow Data
Continuing operations
Cash provided by (used in)
Operating activities	$31,215	$(43,275)	$46,009	$(21,837)
Investing activities	106,829	754	210,423	42,488
Financing activities	(94,841)	32,921	(177,266)	(2,678)
Foreign exchange effects	(2,685)	(374)	(3,437)	(1,057)
Discontinued operations	(29,791)	(15,688)	(40,170)	(37,253)
Other Data (Continuing Operations)
Weighted average shares outstanding
Basic	60,510	49,630	57,760	49,310
Diluted	61,092	49,630	57,760	49,310
Adjusted EBITDA from continuing operations(1)	$(3,634)	$(263)	$(19,461)	$15,618
Purchases of property, plant and equipment	650	2,675	2,705	11,584
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA from continuing operations (1)
Income (loss) from continuing operations	$19,209	$(42,439)	$(64,549)	$(74,608)
Interest expense, net	6,264	7,694	27,203	30,359
Provision (benefit) for income taxes	(32,867)	5,157	(54,031)	229
Depreciation and amortization	6,154	7,801	27,200	31,873
Debt covenant suspension and extinguishment charges	2,066	14,228	39,178	15,176
Stock based compensation	2,052	3,926	6,605	12,475
Restructuring charges	2,966	1,790	9,475	1,878
Accounting and legal fees associated with the restatements	(56)	3,413	595	3,413
Gain on disposal of property and equipment	(387)	(1,833)	(2,102)	(5,177)
Gain on sale of subsidiary	(12,826)	—	(12,826)	—
Impairment of long-lived assets	3,791	—	3,791	—

Adjusted EBITDA from continuing operations(1)	$(3,634)	$(263)	$(19,461)	$15,618

	December 31, 2015	September 30, 2015	June 30, 2015	March 31, 2015
Balance Sheet Data
Cash and cash equivalents	$58,832	$47,837	$67,845	$38,361
Working capital	122,691	156,227	172,568	193,912
Total assets	445,608	513,830	557,206	613,203
Total debt	95,821	190,416	191,520	206,068
Stockholders’ equity	177,400	98,284	118,969	134,353
Backlog Data (2)
Total By Reporting Segment
Oil & Gas	$48,810	$110,019	$87,390	$94,903
Utility T&D	622,629	689,388	760,501	795,492
Canada	155,379	177,259	233,257	167,904

Total Backlog	$826,818	$976,666	$1,081,148	$1,058,299

Total Backlog By Geographic Area
United States	$671,439	$799,407	$847,891	$890,395
Canada	155,379	177,259	233,257	167,904

Total Backlog	$826,818	$976,666	$1,081,148	$1,058,299

12 Month Backlog	$432,217	$510,035	$534,433	$512,907

(1)	Adjusted EBITDA from continuing operations is defined as income (loss) from continuing operations before interest expense, income tax expense (benefit) and depreciation and amortization, adjusted for items broadly consisting of selected items which management does not consider representative of our ongoing operations and certain non-cash items of the Company. Management uses Adjusted EBITDA from continuing operations as a supplemental performance measure for comparing normalized operating results with corresponding historical periods and with the operational performance of other companies in our industry and for presentations made to analysts, investment banks and other members of the financial community who use this information in order to make investment decisions about us.

Adjusted EBITDA from continuing operations is not a financial measurement recognized under U.S. generally accepted accounting principles, or U.S. GAAP. When analyzing our operating performance, investors should use Adjusted EBITDA from continuing operations in addition to, and not as an alternative for, net income, operating income, or any other performance measure derived in accordance with U.S. GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity. Because all companies do not use identical calculations, our presentation of Adjusted EBITDA from continuing operations may be different from similarly titled measures of other companies.

(2)	Backlog is anticipated contract revenue from uncompleted portions of existing contracts and contracts whose award is reasonably assured. Master Service Agreement (“MSA”) backlog is estimated for the remaining term of the contract. MSA backlog is determined based on historical trends inherent in the MSAs, factoring in seasonal demand and projecting customer needs based on ongoing communications. Backlog is not a term recognized under U.S. GAAP; however, it is a common measurement used in our industry.

Supplemental Schedule of Special Items

	Three Months Ended March 31, 2015
	(In thousands)
	Oil & Gas	Utility T&D	Canada	Unallocated Corporate Costs	Gain On Sale Of Subsidiary	Eliminations	Consolidated
Contract revenue before special items (1)
Contract revenue, as reported	$76,440	$86,986	$87,009	$—	$—	$(81)	$250,354
Contract revenue, exited subsidiaries (2)	(35,128)	(2,842)	—	—	—	—	(37,970)

Contract revenue before special items	$41,312	$84,144	$87,009	$—	$—	$(81)	$212,384
Operating income (loss) before special items (1)
Operating loss, as reported	$(10,975)	$(4,860)	$(1,515)	$(3,935)	$—	$—	$(21,285)
Operating (income) loss, exited subsidiaries (2)	47	(132)	—	—	—	—	(85)
Other charges	829	692	692	797	—	—	3,010

Operating loss before special items	$(10,099)	$(4,300)	$(823)	$(3,138)	$—	$—	$(18,360)

	Three Months Ended June 30, 2015
	(In thousands)
	Oil & Gas	Utility T&D	Canada	Unallocated Corporate Costs	Gain On Sale Of Subsidiary	Eliminations	Consolidated
Contract revenue before special items (1)
Contract revenue, as reported	$61,778	$106,439	$50,645	$—	$—	$(73)	$218,789
Contract revenue, exited subsidiaries (2)	(14,217)	(3,821)	—	—	—	—	(18,038)

Contract revenue before special items	$47,561	$102,618	$50,645	$—	$—	$(73)	$200,751
Operating income (loss) before special items (1)
Operating income (loss), as reported	$(15,751)	$4,666	$381	$(2,334)	$—	$—	$(13,038)
Operating (income) loss, exited subsidiaries (2)	4,843	(962)	—	—	—	—	3,881
Other charges	2,749	290	208	71	—	—	3,318

Operating income (loss) before special items	$(8,159)	$3,994	$589	$(2,263)	$—	$—	$(5,839)

	Three Months Ended September 30, 2015
	(In thousands)
	Oil & Gas	Utility T&D	Canada	Unallocated Corporate Costs	Gain On Sale Of Subsidiary	Eliminations	Consolidated
Contract revenue before special items (1)
Contract revenue, as reported	$81,029	$88,922	$52,294	$—	$—	$(54)	$222,191
Contract revenue, exited subsidiaries (2)	(7,783)	(2,943)	—	—	—	—	(10,726)

Contract revenue before special items	$73,246	$85,979	$52,294	$—	$—	$(54)	$211,465
Operating income (loss) before special items (1)
Operating income (loss), as reported	$(8,329)	$(5,279)	$2,822	$(1,581)	$—	$—	$(12,367)
Operating loss, exited subsidiaries (2)	2,092	7	—	—	—	—	2,099
Other charges	3,787	81	11	(7)	—	—	3,872

Operating income (loss) before special items	$(2,450)	$(5,191)	$2,833	$(1,588)	$—	$—	$(6,396)

	Three Months Ended December 31, 2015
	(In thousands)
	Oil & Gas	Utility T&D	Canada	Unallocated Corporate Costs	Gain On Sale Of Subsidiary	Eliminations	Consolidated
Contract revenue before special items (1)
Contract revenue, as reported	$77,863	$97,282	$42,586	$—	$—	$(71)	$217,660
Contract revenue, exited subsidiaries (2)	(1,285)	(156)	—	—	—	—	(1,441)

Contract revenue before special items	$76,578	$97,126	$42,586	$—	$—	$(71)	$216,219
Operating income (loss) before special items (1)
Operating income (loss), as reported	$(12,895)	$(4,548)	$(791)	$—	$12,826	$—	$(5,408)
Operating loss, exited subsidiaries (2)	3,046	3	—	—	—	—	3,049
Other charges	4,166	3,079	1,024	—	—	—	8,269
Gain on sale of subsidiary	—	—	—	—	(12,826)	—	(12,826)

Operating income (loss) before special items	$(5,683)	$(1,466)	$233	$—	$—	$—	$(6,916)

	Year Ended December 31, 2015
	(In thousands)
	Oil & Gas	Utility T&D	Canada	Unallocated Corporate Costs	Gain On Sale Of Subsidiary	Eliminations	Consolidated
Contract revenue before special items (1)
Contract revenue, as reported	$297,110	$379,629	$232,534	$—	$—	$(279)	$908,994
Contract revenue, exited subsidiaries (2)	(58,413)	(9,762)	—	—	—	—	(68,175)

Contract revenue before special items	$238,697	$369,867	$232,534	$—	$—	$(279)	$840,819
Operating income (loss) before special items (1)
Operating income (loss), as reported	$(47,950)	$(10,021)	$897	$(7,850)	$12,826	$—	$(52,098)
Operating (income) loss, exited subsidiaries (2)	10,028	(1,084)	—	—	—	—	8,944
Other charges	11,531	4,142	1,935	861	—	—	18,469
Gain on sale of subsidiary	—	—	—	—	(12,826)	—	(12,826)

Operating income (loss) before special items	$(26,391)	$(6,963)	$2,832	$(6,989)	$—	$—	$(37,511)

	Q1 2015	Q2 2015	Q3 2015	Q4 2015	FY 2015
Adjusted EBITDA from continuing operations before special items (1)
Adjusted EBITDA from continuing operations, as reported	$(9,980)	$(4,032)	$(1,815)	$(3,634)	$(19,461)
Adjusted EBITDA from continuing operations, exited subsidiaries (2)	(1,062)	2,707	1,477	518	3,640

Adjusted EBITDA from continuing operations before special items	$(11,042)	$(1,325)	$(338)	$(3,116)	$(15,821)

	December 31, 2015
	Three Months Ended	Year Ended
Income (loss) from continuing operations before special items (1)
Income (loss) from continuing operations, as reported	$19,209	$(64,549)
Loss from continuing operations, exited subsidiaries (2)	3,049	8,944
Other charges	8,269	18,469
Gain on sale of subsidiary	(12,826)	(12,826)
Debt covenant suspension and extinguishment charges	2,066	39,178
Interest expense, net	1,154	1,154
Benefit for income taxes (3)	(34,664)	(57,210)

Loss from continuing operations before special items	$(13,743)	$(66,840)

	December 31, 2015
	Three Months Ended	Year Ended
Income (loss) from discontinued operations before special items (1)
Income from discontinued operations, as reported	$58,183	$96,032
Other charges	—	4,405
Gain on sale of subsidiaries	(96,427)	(152,208)
Provision for income taxes (3)	34,664	57,210

Income (loss) from discontinued operations before special items	$(3,580)	$5,439
Net loss before special items (1)	$(17,323)	$(61,401)
Diluted income (loss) per share attributable to Company shareholders before special items (1)
Continuing operations	$(0.22)	$(1.16)
Discontinued operations	(0.06)	0.10

	$(0.28)	$(1.06)

(1)	Contract revenue before special items, operating income (loss) before special items, Adjusted EBITDA from continuing operations before special items, Income (loss) from continuing operations before special items, Income from discontinued operations before special items, Net income before special items and Diluted income (loss) per share attributable to Company shareholders before special items are non-GAAP financial measures that exclude special items that management believes affect the comparison of results for the periods presented. Management also believes results excluding these items are more comparable to estimates provided by securities analysts and therefore are useful in evaluating operational trends of the Company and its performance relative to other construction companies. In addition, Management believes results excluding these items are more indicative of the future operating prospects for Willbros as a consolidated company in 2016.
(2)	Contract revenue, exited subsidiaries, operating (income) loss), exited subsidiaries, Adjusted EBITDA from continuing operations, exited subsidiaries and (Income) loss from continuing operations, exited subsidiaries relate to the Company’s historical Downstream Oil & Gas (including Fabrication services sold in the first quarter of 2016), Regional Delivery and Bemis subsidiaries. They are non-GAAP financial measures that exclude special items that management believes affect the comparison of results for the periods presented. Management also believes results excluding these items are more comparable to estimates provided by securities analysts and therefore are useful in evaluating operational trends of the Company and its performance relative to other construction companies. In addition, Management believes results excluding these items are more indicative of the future operating prospects for Willbros as a consolidated company in 2016.
(3)	The Company recorded a provision for income taxes on discontinued operations in connection with the 2015 gain on sale of the Professional Services segment and its historical subsidiaries. The provision for income taxes in discontinued operations was fully offset with a benefit for income taxes in continuing operations through the utilization of prior year net operating losses. The net effect on the Company’s consolidated financial results was $-0-